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                                                            EXHIBIT 10.88




                               AMENDMENT NO. 6 TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         BY THIS AMENDMENT NO. 6 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Amendment No. 6") dated as of May 12, 1993, PATTEN RECEIVABLES FINANCE CORPORATION VI, a Delaware corporation ("Borrower"), and GREYHOUND FINANCIAL CORPORATION, a Delaware corporation ("Lender"), for good and valuable consideration, the receipt of which is hereby acknowledged, hereby confirm and agree as follows:

                            ARTICLE 1 - INTRODUCTION

         1.1 Greyhound Real Estate Finance Company, an Arizona corporation ("GREFCO") and Borrower entered into an Amended and Restated Loan and Security Agreement dated as of January 9, 1990, as amended by a June 13, 1990 letter amendment, a July 18, 1990 letter amendment, an August 31, 1990 Amendment No. 1 to the Amended and Restated Loan and Security Agreement, a March 23, 1991 Amendment No. 2 to the Amended and Restated Loan and Security Agreement, November 21, 1991 Amendment No. 3 to the Amended and Restated Loan and Security Agreement, a January 30, 1992 Amendment No. 4 to the Amended and Restated Loan and Security Agreement, and an October , 1992 Amendment No. 5 to the Amended and Restated Loan and Security Agreement (collectively, the "Agreement").

         1.2 Lender has succeeded to the interest of GREFCO under the Agreement and all agreements evidencing, securing or otherwise pertaining to the Loan.

         1.3 Borrower and Lender wish to amend the Agreement, among other ways, to increase the maximum principal amount of the Loan to $20,000,000 and to extend the Borrowing Term, all as more fully provided below.

                             ARTICLE 2 - AGREEMENT

         2.1 Except as otherwise defined herein or unless the context otherwise requires, capitalized terms used in this Amendment No. 6 shall have the meaning given to them in the Agreement.

         2.2 The Agreement is hereby amended as follows:

             (a) Paragraph 1.7 is deleted in its entirety and the following is substituted in its place:


         "1.7 "Borrowing Term": the period of time commencing on the date of this Agreement and ending on the close of Lender's business day (or, if such is not a normal business day of Lender, on the next business day of

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         Lender) on the earlier of (a) the date which is twelve (12)
         months after the date of the first Advance of the Loan after May 12, 1993 or (b) June 23, 1994."

             (b) The following is added at the end of paragraph 1.10:

         "; or (c) the maker under the Eligible Instrument is more than 180 days past due in the payment-of any property owners association dues related to the Parcel securing such Eligible Instrument. Notwithstanding the amendments to the Agreement made by Amendment No. 6 to Amended and Restated Loan and Security Agreement ("Amendment No. 6") including, without limitation, all amendments to EXHIBIT 1 and the revised definition of Project, all Eligible Instruments existing on the date of Amendment No. 6 shall continue to be Eligible Instruments unless (a) one installment on such Eligible Instrument becomes more than 89 days past due; or (b) such Eligible Instrument fails to meet the requirements of EXHIBIT 1 as it existed prior to execution of Amendment No. 6."

             (c) The following is added as a new paragraph 1.15A immediately after paragraph 1.15:

         "1.15A "Lender": shall mean Greyhound Real Estate Finance Company, an Arizona corporation, for the period of time prior to which Greyhound Financial Corporation, a Delaware corporation, succeeded to the interest of Greyhound Real Estate Finance Company, and Greyhound Financial Corporation, from and after such period; and the successors and assigns of Greyhound Financial Corporation."

             (d) Paragraph 1.19 is deleted in its entirety and the following is substituted in its place:

         "1.19 "Maximum Loan Amount": Twenty Million Dollars (S20,000,000.00)."

             (e) Paragraph 1.21 is deleted in its entirety and the following is substituted in its place:

         "1.21 "Note": the "Amended and Restated Promissory Note" to be made and delivered by Borrower to Lender dated May 12, 1993, as from time to time modified, renewed, extended, replaced or stated."

             (f) Paragraph 1.30 is deleted in its entirety and the following is substituted in its place:

         "1.30 "Project": a lot or parcel of land located in the following vacation communities: (a) Eagle Creek, located in Wilson County, Texas; (b) The Springs at Rebecca Creek,

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         located in Comal County, Texas; (c) Sendera Lakes, located in
         Montgomery County, Texas; (d) Cedar Hills, located in Jefferson County, Montana; (e) Holiday Shores at Lake Sinclair, located in Hancock County, Georgia; (f) North Carolina Lakes, located in Sharp's Chappel, North Carolina; (g) North Carolina Trace, located in Sanford, North Carolina; (h) Mallard Bay, located in Northumberland County, Virginia; (i) Norris Shores, located in Sanford, Tennessee; (j) Valley View Ranch, located in Hays County, Texas; (k) Summer Mountain Ranch, located in Hays County, Texas; and (l) such other vacation communities which satisfy the conditions set forth in Exhibit 3 to Amendment No. 6 to Amended and Restated Loan and Security Agreement, which Exhibit 3 is incorporated herein by this reference."

             (g) The following is added as a new sentence after the first sentence of paragraph 3.2:

         "Solely for the purpose of replacing an ineligible Instrument pursuant to the terms of this paragraph, Lender will accept a promissory note which satisfies all requirements for an Eligible Instrument other than the requirement that it arise out of the sale of a Parcel if such note arose out of the sale of a lot or parcel of land from any vacation community ever approved as a Project under this Agreement even though such community is not currently a Project."

             (h) The first line of paragraph 4.1(a), which states
"Notwithstanding paragraphs (j) and (k) of this section," is deleted.

             (i) The following is added to the second line of paragraph 4.1(c)
(vi) after "6.9":

         "and/or paragraph 9.7".

             (j) Paragraph 4.1(j) is deleted in its entirety and the following is substituted in its place:

         "(j) Lender shall have no obligation to make an Advance until borrower has delivered to Lender a true copy of each of the original Purchaser Mortgages securing the requested Advance, certified by the public recording office, or a photocopy of the Purchaser Mortgages with a file stamp evidencing the recordation thereof."

             (k) Paragraph 4.1(k) is deleted in its entirety and the following is substituted in its place:

         "(k) Lender shall have no obligation to make an Advance until Borrower has delivered to Lender absolute Assignments, in form and substance satisfactory to Lender, assigning to Lender with





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         recourse, Borrower's entire right, title and interest under each of the Purchaser Mortgages securing such Advance, which have been duly recorded in the public records in which the related Purchaser Mortgage shall have been recorded (or certified copies thereof or copies thereof that have been stamped filed by the appropriate public recording official)."

             (l) The following is added at the end of paragraph 6.11(f):

         "Additionally, once each calendar quarter Borrower shall deliver to Lender information on the delinquency of payments of owner's association assessments for each Purchaser under the Purchaser Mortgages included in the Receivables Collateral."

             (m) Paragraph 7.1(e) is deleted in its entirety.

             (n) Paragraph 9.2 is deleted in its entirety and the following is substituted in its place:

         "9.2 Tangible Net Worth. Patten shall maintain a tangible net worth (i.e., exclusive of good will) of at least $42,000,000, and the failure to maintain such stated net worth shall, at the option of Lender, be an Event of Default under this Agreement and the Documents. As used in this paragraph, the term "tangible net worth" means net worth less good will, all in accordance with generally accepted accounting principles."

             (o) Paragraph 9.3 is deleted in its entirety and the following is substituted in its place:

         "9.3 Limit on Expenses. Patten shall not permit its selling, general and administrative expenses to exceed fifty percent (50%) of gross sales revenue generated from the sale of real estate, calculated at the end of each calendar quarter on a 12-month rolling basis. As used in this paragraph, selling, general and administrative expenses shall mean selling, general and administrative expenses properly allocable to real estate calculated in accordance with generally accepted accounting principles, as previously reflected in the financial statements of Patten provided to Lender.

             (p) Paragraph 9.4 is deleted in its entirety.

             (q) Paragraph 9.7 is deleted in its entirety and the following is substituted in its place:

         "9.7 Title Insurance. Borrower shall provide, at Borrower's sole cost and expense, a Title Insurance Policy for each


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         Purchaser Mortgage, which Title Insurance Policy must (i) include a title search through the date of the assignment to Lender of the Receivables Collateral evidencing that the Purchaser Mortgage is in a first lien position, (ii) be issued by title insurers acceptable to Lender, in Lender's sole and absolute discretion, and (iii) be acceptable, in form and substance, to Lender."

             (r) The following is added to the Agreement as a new paragraph
9.10:

         "9.10 Oversight Services. Guarantor is currently acting as Servicing Agent pursuant to a Servicing Agreement dated as of November 15, 1988. Simultaneously with the execution of this Agreement, Borrower and Guarantor will enter into an agreement with Lender and GFC Portfolio Services, Inc. ("GPSI") in the form of EXHIBIT 4 to Amendment No. 6, which shall provide for oversight and other services to be performed by GPSI, at Borrower's expense, with respect to the Receivables Collateral and the obligations of Guarantor under the Servicing Agreement.

             (s) The following is added to the Agreement as a new paragraph
9.11:

         "9.11 Subordination. Borrower will cause any and all indebtedness owing by it to its shareholders, directors, officers, Guarantor, or the relatives and affiliates of Borrower or the foregoing, to be subordinated in all aspects to the Obligations."

             (t) Borrower's address as set forth in paragraph 1.5, 6.7, on the signature page, and Guarantor's address on the signature page and all other references in the Loan Agreement or the Documents, is amended to be:

         "5295 Town Center Road
         Suite 400
         Boca Raton, Florida 33486."

All references to "646 Main Road, Stamford, Vermont 05352" are deleted, and replaced with the address set forth above.

             (u) The first sentence of the second paragraph of Schedule A to the Agreement is deleted in its entirety and the following is substituted in its place: "Year 1 shall be the period of time commencing on the date of the execution of the Agreement and ending twelve months after the date of the last Advance under the Agreement (as the Agreement may be amended, restated or extended)." The following sentence is added at the end of Schedule

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A: "No prepayment premium shall be payable in connection with any payments required pursuant to paragraph 3.2 of the Agreement."

             (v) Paragraphs (c) and (d) of Exhibit 1 to the Agreement are deleted in their entirety and the following are substituted in their place:

        "(c) Patten or an Operating Subsidiary has received from the Purchaser a minimum cash down payment of 10% of the total sales price, or if the sales price is in excess of $28,000, a minimum cash down payment of 20% of the total sales price, no part of which has been advanced or loaned to such Purchaser by Borrower, Patten or an Operating Subsidiary, either directly or indirectly.

        (d) The Instruments must provide for consecutive monthly (or bi-weekly) installments of principal and interest in U.S. funds over a term not exceeding one hundred eighty (180) months from the date of its execution with interest accruing on the unpaid principal balance of not less than nine percent (9%) per annum for fixed rate interest, and at not less than the Base Rate (as defined in the Note) plus three percent (3%) on floating rate instruments; provided, however, the average remaining term of all Eligible Instruments included in the Receivables Collateral delivered to Lender in connection with such Advance is no greater than one hundred twenty (120) months."

             (w) The following is added to EXHIBIT 1 to the Agreement, as new paragraphs (j), (k) and (l):

        "(j) The Instrument must be no more than twenty-nine (29) days delinquent at the time of funding.

        (k) For each Advance, the average outstanding principal balance on all Instruments being assigned to Lender in connection with such Advance shall not exceed $28,000.

        (l) The Instrument must not arise from the sale of a Parcel in a Project for which ninety percent (90%) of the then unpaid principal balance of Instruments arising from such Project and assigned to Lender, exceeds $3,000,000; provided, however that such limitation shall not apply to Instruments arising from North Carolina Lakes or North Carolina Trace."

             (x) All references in Exhibits to the Agreement to "Greyhound
Real Estate Finance Company" are deleted, and "Greyhound Financial Corporation" is substituted in their place.

        2.3 The initial Advance ("Transition Advance") made at the execution of this Amendment No. 6 shall be secured by Eligible Instruments in the approximate principal amount of $2,500,000

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arising from the sale of Parcels in the Projects (and in Point Aquarius and
Sandy Run). Solely for the purpose of the Transition Advance, Point Aquarius and Sandy Run are included in the Projects. With respect to the Transition Advance only, Borrower must deliver to Lender, title policy endorsements or "nothing further" letters acceptable to Lender, from a title insurer acceptable to Lender, for a sampling (in the percentages set forth below) of title policies. For the Projects consisting of Mallard Bay, Norris Shores, Summer Mountain Ranch and Valley View Ranch, the sampling shall consist of fifty percent (50%) of the Purchaser Mortgages securing the Eligible Instruments, or every other Purchaser Mortgage, based on Lender's random selection from all such Purchaser Mortgages. For the remainder of the Projects, the sampling shall consist of one in every seven Purchaser Mortgages based on Lender's random selection from all such Purchaser Mortgages. Borrower will be required to show evidence that Borrower has ordered the appropriate title policy endorsements or "nothing further" letters prior to funding of the Transition Advance, however, it shall have 45 days after the funding of the Transition Advance to deliver the original endorsements or "nothing further" letters to Lender. All Advances after the Transition Advance shall comply with the requirements of paragraph
9.7 of the Agreement.

        2.4 Borrower shall pay Lender a non-refundable renewal fee ("Renewal Fee") equal to one-half percent (.5%) of the difference between $15,000,000, and the outstanding balance of the Loan on the date of this Amendment No. 6. Borrower shall pay Lender a commitment fee ("Commitment Fee") in an amount equal to one percent (1%) (i.e. $50,000) of the increased commitment amount, i.e. $5,000,000. Borrower acknowledges that the Renewal Fee and the Commitment Fee have been earned. Borrower shall pay the Renewal Fee and the Commitment Fee in three equal monthly installments, with the entire fees to be paid in full no later than August 9, 1993. No interest will accrue on these fees if paid on or before August 9, 1993.

        2.5 To the extent not previously paid, Borrower shall pay a documentation fee in the amount of $10,000 for the documentation and closing of the transaction contemplated by this Amendment No. 6 (the "Documentation Fee"). Borrower will pay on demand or, at Lender's election, reimburse Lender for all Lender's out-of-pocket expenses (excluding outside counsel's attorneys' fees) for the documentation and closing of the transaction contemplated by this Amendment No. 6.

        2.6 Borrower confirms and restates to Lender as of the date hereof all its representations and warranties set forth in the Agreement, as amended hereby, and the other documents executed by Borrower evidencing, securing or otherwise pertaining to the Loan ("Documents"). Borrower represents and warrants to Lender that since January 9, 1990, except for such changes shown in the docu-





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ments delivered to Lender pursuant to paragraph 2.6(e) and any changes to advertising materials in conformance with applicable law, there have been no material changes to the documents used in connection with the sale of Parcels or the governance of the Projects. Borrower agrees that all liens and security interests granted by it to Greyhound Real Estate Finance Company are reaffirmed for the benefit of Lender and shall secure the Loan as increased hereby. Borrower further acknowledges that Lender has performed and is not in default of its obligations under the Documents and that there are no offsets, defenses or counterclaims with respect to any of Borrower's obligations under the Documents.

        2.7 Borrower will execute and deliver such further instruments and do such things as in the sole and absolute judgment of Lender are necessary or desirable to effect the intent of this Amendment No. 6 and to secure to Lender the benefits of all rights and remedies conferred upon Lender by the terms of this Amendment No. 6 and any other documents executed in connection herewith.

        2.8 This Amendment No. 6 shall not be binding upon Lender unless and until the following conditions have been satisfied at Borrower's expense:

             (a) Borrower has delivered to Lender the following documents, all of which shall be properly completed and executed and shall otherwise be satisfactory in form and substance to Lender it its sole and absolute discretion:

                 (i) the Amended and Restated Promissory Note in form and substance identical to EXHIBIT 1;

                 (ii) "Consent of Guarantor and Amendment to Guaranty" from Patten Corporation, a Massachusetts corporation, ("Guarantor") in form and substance identical to EXHIBIT 2;

                 (iii) an "Oversight and Agency Agreement" in form and substance identical to EXHIBIT 4;

                 (iv) "Environmental Certificate with Representations, Covenants and Warranties" in form and substance identical to EXHIBIT 5;

                 (v) UCC-1 Financing Statements for filing in Florida with the Secretary of State and at the county level;

                 (vi) an indemnity addressing all documentary stamp, intangibles and other taxes potentially applicable to this transaction; and


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             (b) Borrower shall have delivered to Lender at least three (3)
days prior to the date of the first Advance under Amendment No. 6:

                 (i) the articles of incorporation, bylaws, and any other organizational documents plus evidence of good standing for Borrower, Guarantor, and any Operating Subsidiaries;

                 (ii) the resolutions of Borrower and any Operating Subsidiaries, authorizing the execution, delivery, and performance of this Amendment No. 6 and the documents described in paragraph 2.8(a) above;

                 (iii) for each project not previously approved by
                       Lender (the "New Projects"), all of the items described in EXHIBIT 3 attached hereto; and

                 (iv) an analysis of consumer location and delinquency information for all Projects.

             (c) Lender has received and approved the following in its sole and absolute discretion:

                 (i) results of Dun and Bradstreet reports and credit bureau reports on Borrower and Patten; and

                 (ii) results of updated tax lien, litigation and litigation searches for Borrower and Patten.

             (d) Lender has received the Documentation Fee.

             (e) Lender has received all material changes made since January 9, 1990 to the documents used in connection with the sale of Parcels and/or the governance of the Projects (except the New Projects), and copies of all public reports/offering statements/ prospectuses required by law to be utilized in those jurisdictions where it (or its Operating Subsidiaries) is currently selling Parcels or offering them for sale.

             (f) Lender has received evidence that Borrower (or Guarantor or its Operating Subsidiaries) has been registered and maintained all necessary licenses and permits as required by applicable law in all jurisdictions where it (or Guarantor or its Operating Subsidiaries) has sold or offered Parcels for sale since January 9, 1990.

Waiver by Lender of any of the foregoing as a condition to the effectiveness of this Amendment No. 6 shall not relieve Borrower of the obligation to satisfy such condition as promptly as possible thereafter.

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        2.9 The following conditions subsequent must be satisfied within five
(5) days after the Transition Advance and failure to strictly comply with, conform to, and satisfy such conditions shall be an Event of Default under the Agreement, and Lender shall be entitled to exercise all of its rights and remedies under the Agreement, and the other Documents:

             (a) Borrower shall deliver to Lender a unanimous written consent executed by all of Patten's directors or a corporate resolution evidencing that a duly authorized meeting of the board of directors of Patten was held authorizing the execution, delivery and performance of this Amendment No. 6 and the other documents described in paragraph 2.8(a).

             (b) Borrower shall deliver to Lender legal descriptions for the Projects or another description satisfactory to Lender accompanied by a written authorization to attached such descriptions as Exhibit A to the Environmental Certificate.

             (c) Borrower shall cause delivery of the legal opinion of Choate, Hall & Stewart, substantially in the form the draft opinion letter faxed to Lender's counsel on May 12, 1993 (containing, however, language acceptable to Lender on the Massachusetts Attorney General filing requirements).

        2.10 Lender shall have no obligation to make any Advance after the Transition Advance until the conditions and terms set forth in EXHIBIT 6 attached hereto and incorporated herein by this reference, have been satisfied.

        2.11 Upon Borrower's delivery to Lender of the executed Amended and Restated Promissory Note, attached as EXHIBIT A, Lender shall return to Borrower the original Replacement Promissory Note dated January 9, 1990, marked "Replaced by an Amended and Restated Promissory Note dated May 12, 1993, in the original principal amount of $20,000,000."

        2.12 This Amendment No. 6 may only be modified or terminated by a written instrument executed by the party against which enforcement of the modification or termination is sought.

        2.13 If any provision of this Amendment No. 6 is held to be unenforceable under present or future laws effective while this Amendment No. 6 is in effect (all of which invalidating laws are waived to the fullest extent possible), the enforceability of the remaining provisions of this Amendment No. 6 shall not be affected thereby. In lieu of each such unenforceable provision, there shall be added automatically as a part of this Amendment No. 6 a provision that is legal, valid and enforceable and is similar in terms to such unenforceable provisions as may be possible.

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        2.14 This Amendment No. 6 constitutes the entire agreement and understanding of the parties with respect to its subject matter and this Amendment No. 6, and the Agreement, as amended hereby, supersedes all prior written or oral understandings and agreements between the parties in connection with its subject matter.

        2.15 All Schedules and Exhibits referred to in this Amendment No. 6 are herein incorporated by this reference.

        2.16 Borrower and Lender ratify and confirm the Agreement, as amended by this Amendment No. 6, in all respects; and, except as expressly amended by this Amendment No. 6, the Agreement shall remain in full force and effect.

                           (Intentional End of Page]

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     IN WITNESS WHEREOF this instrument is executed as of the date set forth above.

                               "BORROWER"

                               PATTEN RECEIVABLES FINANCE
                               CORPORATION VI, a Massachusetts
                               corporation

                               By: /s/ Patrick E. Rondeau
                                   ----------------------
                               Its: President


                               "LENDER"

                               GREYHOUND PINANCIAT CORPORATION,
                               a Delaware corporation

                               By:  /s/ Jack Fields, III
                                    -----------------------
                               Print Name: Jack Fields, III

                               Title:  Sr. Vice President